Exhibit 23.2

Consent of Independent Certified Public Accountants

PracticeWorks, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 5, 2002 (except for Note 15, which is as of March 15, 2002), relating to the consolidated financial statements and schedule of PracticeWorks, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                    /s/ BDO Seidman, LLP

Atlanta, Georgia
May 15, 2002